Exhibit 99.1

Horizon Pharma Reports Third Quarter 2011 Financial Results and Provides DUEXIS Launch Update

DEERFIELD, IL. – November 14, 2011 – Horizon Pharma, Inc. (NASDAQ: HZNP) today reported financial results for the quarter ended September 30, 2011 and provided an update on recent accomplishments and the status of the DUEXIS launch. The Company ended the third quarter with cash and cash equivalents totaling $33.0 million. Total revenue was $0.3 million for the quarter ended September 30, 2011. In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the third quarter of 2011 was $17.2 million, or $1.30 per common share. Non-GAAP net loss for the quarter was $15.6 million, or $1.18 per common share. Horizon provides non-GAAP financial measures it believes can enhance an overall understanding of Horizon’s financial performance when considered together with the GAAP figures. Refer to the section of this press release below entitled Note Regarding Use of Non-GAAP Financial Measures for a full discussion on this subject.

“Since completing our IPO in early August, we have transformed the Company into a fully-integrated biopharmaceutical organization,” said Timothy P. Walbert, chairman, president and chief executive officer of Horizon. “We have completed the hiring and deployment of our commercial organization and executed our promotional launch and, with the approval of the commercial manufacturing facility for DUEXIS, we plan to begin shipping DUEXIS into the commercial pipeline in the U.S. in the next few weeks. We also received notice of allowance on two key DUEXIS patents, providing potential exclusivity of DUEXIS out to 2026. Further, we advanced our near-term product portfolio via our submission of a New Drug Application to the FDA for our second product candidate, LODOTRA, for the treatment of rheumatoid arthritis.”

Recent Accomplishments

•

Completed initial public offering on August 2, 2011 with the sale of 5,500,000 shares of common stock at $9.00 per share for gross proceeds of $49.5 million. Horizon’s common stock began trading on the NASDAQ Global Market on July 28, 2011 under the symbol “HZNP.”

•

Received a Notice of Allowance on September 6, 2011 from the U.S. Patent and Trademark Office for Application Serial No 11/779,204 entitled “Methods and Medicaments for Administration of Ibuprofen” with claims that cover DUEXIS®.

•	Submitted a New Drug Application to the FDA for LODOTRA® on September 26, 2011.

•

Received a Notice of Allowance on October 13, 2011 from the U.S. Patent and Trademark Office for Application Serial No. 12/324808 entitled “Stable Compositions of Famotidine and Ibuprofen” with claims that cover DUEXIS.

DUEXIS U.S. Launch Update

•	Established Cardinal SPS as our third party logistics distribution partner for commercial warehousing, shipping, ordering and customer service.

•	Secured initial orders from wholesalers and key pharmacy chains.

•	U.S. commercial organization prepared for full launch, with experienced arthritis therapeutic marketing, managed care and sales teams.

•	Sales representatives currently promoting DUEXIS to U.S. physicians.

•	Promotional materials completed and being used by sales representatives.

•	Managed care account team conducting initial meetings with key managed care organizations.

•

The FDA approved the use of the sanofi-aventis Canada Inc. manufacturing site in Laval, Quebec to manufacture DUEXIS. Sanofi will serve as the primary commercial manufacturer for DUEXIS distributed in the U.S.

Third Quarter 2011 Financial Results

During the three months ended September 30, 2011 and 2010, substantially all revenues recognized were from the sale of LODOTRA in Europe. Revenues decreased by $0.4 million during the three months ended September 30, 2011, compared to the same period in 2010, primarily due to the timing of purchases by the Company’s distribution partners.

Cost of goods sold increased $0.5 million during the three months ended September 30, 2011, compared to the same period in 2010, primarily due to a one-time $0.4 million LODOTRA inventory adjustment written off against cost of goods sold.

Research and development expenses decreased $0.4 million during the three months ended September 30, 2011, compared to the same period in 2010. This was primarily due to a decrease of $1.2 million for contract manufacturing and pharmacovigilance studies for DUEXIS, partially offset by an increase of $0.3 million in regulatory and clinical consultant expenses and an increase of $0.4 million in personnel-related costs to support DUEXIS development and regulatory activities.

Sales and Marketing expenses increased $3.2 million during the three months ended September 30, 2011, compared to the same period in 2010. This was primarily due to an increase of $1.6 million in personnel-related costs resulting from increased headcount to establish sales and marketing capabilities to commercialize DUEXIS in the U.S., and an increase of $1.6 million in consulting and promotional activities expenditures associated with the pre-commercialization activities for DUEXIS in the U.S.

General and administrative expenses increased $0.3 million during the quarter ended September 30, 2011, compared to the same period in 2010, primarily due to an increase of $0.5 million in personnel-related costs and an increase of $0.3 million in facility-related costs in connection with building the Company’s corporate infrastructure, partially offset by a decrease of $0.5 million for lower audit and consulting expenses following the completion of the Company’s initial public offering.

The foreign exchange loss of $0.8 million for the three months ended September 30, 2011 was primarily a result of the increase in value of the U.S. dollar against the Euro in connection with translating foreign currency transactions at the Company’s Swiss subsidiary during the three months ended September 30, 2011, compared to the same period in 2010 where the Company had a foreign exchange gain due to a decrease in the value of the U.S. dollar against the Euro.

Net loss for the third quarter of 2011 was $17.2 million, or $1.30 per common share, compared to a net loss of $12.5 million, or $8.38 per diluted common share, in the third quarter of 2010. On a non-GAAP basis, net loss for the third quarter of 2011 was $15.6 million, or $1.18 per common share, compared to a net loss of $10.1 million, or $6.77 per common share, in the third quarter of 2010.

Nine Months Ended September 30, 2011

During the nine months ended September 30, 2011 and 2010, substantially all revenues recognized were from the sale of LODOTRA in Europe. Revenues increased by $1.1 million, to $3.4 million during the nine months ended September 30, 2011 compared to the same period in 2010 primarily due to incremental LODOTRA product sales generated by the Company’s distribution partners.

Cost of goods sold during the nine months ended September 30, 2011 compared to the same period in 2010 increased by $2.3 million, primarily due to $1.1 million of incremental amortization of developed technology recognized in the 2011 period and $1.0 million of incremental costs as a result of higher LODOTRA product sales generated by Mundipharma in 2011. The Company had no revenue or cost of goods sold prior to its acquisition of Nitec Pharma AG on April 1, 2010.

Research and development expenses decreased $1.3 million during the nine months ended September 30, 2011, compared to the same period in 2010. This was primarily due to a decrease of $0.7 million in expenses related to regulatory and clinical activities for DUEXIS, and a decrease of $2.0 million for contract manufacturing and pharmacovigilance studies for DUEXIS, partially offset by an increase of $1.5 million in personnel costs resulting from increased headcount to support DUEXIS development and regulatory activities and as a result of the Nitec Pharma AG acquisition.

Sales and Marketing expenses increased $3.8 million during the nine months ended September 30, 2011, compared to the same period in 2010. This was due to an increase of $2.6 million in personnel-related costs to establish sales and marketing capabilities to commercialize DUEXIS in the U.S., and as a result of the Nitec Pharma AG acquisition, and an increase of $2.1 million in consulting and promotional related expenditures associated with the pre-commercialization activities for DUEXIS in the U.S. The increase was partially offset by a decrease of $0.8 million in spending associated with market research for DUEXIS and LODOTRA.

General and administrative expenses decreased $3.5 million during the nine months ended September 30, 2011, compared to the same period in 2010. This was primarily due to a decrease of $3.0 million for acquisition-related expenses, and a decrease of $1.5 million for lower legal, audit and consulting fees following the completion of the Company’s initial public offering, offset by an increase of $0.7 million in personnel-related costs and a $0.4 million increase in facility-related costs in connection with building the Company’s corporate infrastructure.

Interest expense increased $3.6 million during the nine months ended September 30, 2011, compared to the same period in 2010. This was due to $1.0 million of incremental interest expense under various debt facilities, $1.9 million of interest expense related to the extinguishment of certain debt facilities during the third quarter of 2011, and an increase of $0.7 million for interest expense related to the Company’s convertible notes.

Horizon recorded a bargain purchase gain of $19.3 million during the nine months ended September 30, 2010 in connection with the Nitec Pharma AG acquisition as a result of the fair market value of the acquired tangible and intangible assets exceeding the purchase price. There was no bargain purchase gain recorded during the corresponding period in 2011.

Net loss for the nine months ended September 30, 2011 was $36.5 million, or $6.69 per common share, compared to a net loss of $13.5 million, or $11.18 per common share, in the nine months ended September 30, 2010. On a non-GAAP basis, net loss for the nine months ended September 30, 2011 was $29.6 million, or $5.41 per common share, compared to a net loss of $28.1 million, or $23.28 per common share, for the nine months ended September 30, 2010.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides non-GAAP net income (loss) and net income (loss) per share financial measures that include adjustments to GAAP figures. These adjustments to GAAP involve the exclusion of non-cash items such as stock compensation and depreciation and amortization, and other one-time, non-recurring charges such as the bargain purchase gain the Company recorded in connection with its acquisition of Nitec Pharma AG in 2010. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of operational results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the financial statements portion of this press release for a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Horizon Pharma

Horizon Pharma, Inc. is a biopharmaceutical company that is developing and commercializing innovative medicines to target unmet therapeutic needs in arthritis, pain and inflammatory diseases. For more information, please visit www.horizonpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the commercial launch of DUEXIS and the expectation that Sanofi will serve as the primary commercial manufacturer for DUEXIS distributed in the U.S. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s ability to commercialize products successfully, Horizon’s ability to continue to successfully recruit and retain sales and marketing personnel and whether Horizon and Sanofi will be able to fulfill their obligations under the commercial supply agreement for DUEXIS. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
				As restated (1)
Revenues
Sales of goods	$233	$689	$3,290	$2,346
Contract revenue	40	—	111	—

Total revenues	273	689	3,401	2,346
Cost of goods sold	1,249	737	5,191	2,870

Gross loss	(976)	(48)	(1,790)	(524)
Operating Expenses
Research and development	5,346	5,721	11,536	12,861
Sales and marketing	5,141	1,955	7,426	3,608
General and administrative	4,192	3,880	10,640	14,189

Total operating expenses	14,679	11,556	29,602	30,658

Loss from operations	(15,655)	(11,604)	(31,392)	(31,182)
Interest expense, net	(995)	(1,031)	(5,465)	(1,827)
Bargain purchase gain	—	—	—	19,326
Foreign exchange (loss) gain, net	(758)	164	(226)	202

Loss before income tax benefit (expense)	(17,408)	(12,471)	(37,083)	(13,481)
Income tax benefit (expense)	177	(16)	545	(29)

Net loss	$(17,231)	$(12,487)	$(36,538)	$(13,510)

Net loss per common share-basic and diluted	$(1.30)	$(8.38)	$(6.69)	$(11.18)

Weighted average shares used in calculating net loss per common share-basic and diluted	13,256,189	1,490,551	5,458,561	1,207,887

(1)	The initial tax rate used to determine the amount of the deferred tax liability as of April 1, 2010 (the date of the Nitec acquisition) was the statutory tax rate in Switzerland of 27.5%. Upon gaining a better understanding of the Swiss tax laws, it was later determined that the Company would receive a deduction on each of its Swiss Federal and Cantonal tax returns for taxes paid to the other jurisdiction, which would lead to a lower overall effective tax rate than the rate that was initially used. Accordingly, the deferred tax liability and the bargain purchase gain were adjusted to reflect the lower effective tax rate. The misstated bargain purchase gain and deferred tax liability based on the initial tax rate of 27.5% was reported in the Company’s consolidated financial statements for the nine months period ended September 30, 2010, which appeared in Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 5, 2010. The error was identified and corrected by the Company by restating the nine month period ended September 30, 2010 which resulted in a decrease of $4,591 in deferred tax liabilities and a corresponding increase in bargain purchase gain. Further, it resulted in a decrease of $1.65 in net loss per share for basic and diluted common shares.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
				As restated (1)
GAAP Net Loss	$(17,231)	$(12,487)	$(36,538)	$(13,510)
Non-GAAP Adjustments (net of tax effect):
Bargain purchase gain	—	—	—	(19,326)
Amortization of developed technology	766	912	2,282	1,731
Stock Based Compensation	601	942	1,827	2,034
Depreciation and Amortization	104	73	305	153
Imputed interest on convertible notes	152	219	919	219
Debt extinguishment loss	—	—	1,334	—
Debt discount expense	58	243	430	578
Amortization of deferred revenue	(40)	—	(111)	—

Total of non-GAAP adjustments	1,641	2,390	6,986	(14,611)

Non-GAAP Net Loss	$(15,590)	$(10,097)	$(29,552)	$(28,121)

Weighted average shares - basic and diluted	13,256,189	1,490,551	5,458,561	1,207,887
GAAP net loss per common share-basic and diluted	$(1.30)	$(8.38)	$(6.69)	$(11.18)
Non-GAAP adjustments detailed above	$0.12	$1.60	$1.28	$(12.10)

Non-GAAP net loss per common share-basic and diluted	$(1.18)	$(6.77)	$(5.41)	$(23.28)

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$32,997	$5,384
Restricted cash	450	200
Accounts receivable	438	575
Inventory	1,130	306
Prepaid expenses and other current assets	1,435	903

Total current assets	36,450	7,368

Property and equipment, net	2,334	2,107
Developed technology	38,295	39,990
In-process research and development	111,577	108,746
Other assets	547	3,474

Total assets	$189,203	$161,685

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,723	$2,514
Accrued expenses	6,434	6,733
Deferred revenues - current portion	1,961	1,845
Notes payable - current portion	2,386	4,220
Bridge notes payable to related parties	—	10,000

Total current liabilities	14,504	25,312

Long-term liabilities
Notes payable, net of current	17,467	10,395
Deferred revenues, net of current	6,005	4,123
Deferred tax liabilities	24,895	24,798
Other long term liabilities	1	1

Total liabilities	62,872	64,629

Stockholders’ equity
Preferred stock, $0.0001 par value per share; 10,000,000 and 0 shares authorized at September 30, 2011 and December 31, 2010, respectively; 0 shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Convertible preferred stock, $0.0001 par value per share; 0 and 27,400,000 shares authorized at September 30, 2011 and December 31,2010, respectively; 0 and 24,961,340 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively (Liquidation preference: $0 and $177,002 at September 30, 2011 and December 31, 2010, respectively)	—	2
Common stock, $0.0001 par value per share; 200,000,000 and 35,400,000 shares authorized at September 30, 2011 and December 31, 2010, respectively; 19,528,624 and 1,490,551 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	2	—
Additional paid-in capital	268,955	206,336
Accumulated other comprehensive income (loss)	964	(2,230)
Accumulated deficit	(143,590)	(107,052)

Total stockholders’ equity	126,331	97,056

Total liabilities and stockholders’ equity	$189,203	$161,685

Contacts

Robert J. De Vaere

Executive Vice President and Chief Financial Officer

investor-relations@horizonpharma.com

Media

Geoff Curtis

Invigorate PR

312-646-6298

gcurtis@invigoratepr.com

Investors

Kathy Galante

Burns McClellan, Inc.

212-213-0006

kgalante@burnsmc.com